[BANK OF AMERICA LETTERHEAD]
                                        May 15, 1996

          VIA FACSIMILE AND CERTIFIED MAIL
          RETURN RECEIPT REQUESTED

          Empire Gas Corporation
          1700 South Jefferson Street
          Lebanon, Missouri 65536
          Attention: Valeria Schall

          RE: LOANS BY BANK OF AMERICA ILLINOIS
              TO EMPIRE GAS CORPORATION

          Ladies and Gentlemen:

                    Reference is made hereby to the certain Loan and Security Agreement dated as of June 29, 1994 between Empire Gas Corporation ("Borrower") and Bank of America Illinois (f/k/a Continental Bank N.A.), as agent ("Agent") and as lender ("Lender"), as amended to date (the "Loan Agreement"). Unless defined herein, capitalized terms used herein shall have the meanings provided to such terms in the Loan Agreement.

                    Borrower has informed Agent that Borrower has failed to comply with the limitation on the acquisition of fixed assets for the 1996 Fiscal Year set forth in
          Section 6.2 of Supplement A to the Loan Agreement. Such breach has continued for a period exceeding ten (10) days after the occurrence thereof. The occurrence and continuance of such breach constitutes an Event of Default under Section 6.1(h) of the Loan Agreement.

                    Borrower has further informed Agent that the foregoing Event of Default (the "Existing Default") remains in existence as of the date hereof.
          Consequently, Borrower has requested that Requisite Lenders agree to waive the Existing Default. Requisite Lenders have agreed to do so, on the terms and conditions contained herein.

                    Requisite Lenders hereby agree to waive the Existing Default and any and all rights and remedies that Agent and Lenders have under the Loan Agreement and applicable law in respect thereof, conditional upon the occurrence of the following events on or before June 30, 1996:

                    a. Borrower shall have delivered to Agent, in form and substance satisfactory to Agent, revised projections for the period from April 1, 1996 through June 30, 1997, which shall consist of a detailed statement of cash flow projections and a borrowing base analysis;

                    b. Borrower shall have delivered to Agent, in form and substance satisfactory to Agent, such other information regarding Borrower's and any
               Subsidiary's financial condition and business as Agent shall request;

                    c.   Borrower shall have promptly notified
               Agent in writing of the sale by Borrower or any Subsidiary during the period from the date hereof through June 30, 1996 of the capital stock or assets of any Subsidiary permitted under the Loan Agreement, specifying in each case the capital stock or assets sold and the amount of the proceeds received therefor;

                    d.   No Events of Default (other than the
               Existing Default) or Unmatured Events of Default shall have occurred; and

                    e. Borrower and Requisite Lenders shall have agreed on an amendment to the financial covenant contained in Section 6.2 of Supplement A to the Loan Agreement, which amendment shall be based on the projections described in paragraph (a) above, and shall be satisfactory to Requisite Lenders.

                    If any of the above conditions has not been completed to Agent's and Requisite Lenders' satisfaction on or before June 30, 1996, the above waiver shall immediately cease to be effective, the Existing Default shall be immediately reinstated and the financial covenant contained in Section 6.2 of Supplement A to the Loan Agreement, as it presently exists, shall remain in effect for all testing dates. In such case, Agent and Lenders shall have the immediate right, without further notice to any Person, to take any and all actions available to Agent or Lenders under the Loan Agreement and applicable law with respect to the Existing Default.

                    Except as specifically set forth herein, this letter shall not constitute a waiver by Agent or Lenders of any Events of Default or Unmatured Events of Default that are now in existence or may hereafter occur or any rights or remedies that Agent or any Lender may have under the Loan Agreement or applicable law with respect thereto, all of which rights and remedies Agent and Lenders hereby specifically reserve.

                                        Very truly yours,

                                        BANK OF AMERICA ILLINOIS,
                                          as Agent for the Lenders

                                        By /s/ Steve Standbridge
                                           _________________________
                                          Its  Vice President